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                                EXHIBIT 15


































                                 EXH 15
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KPMG Peat Marwick LLP
303 Peachtree Street, N.E.
Suite 2000
Atlanta, Georgia 30308






The Board of Directors
AFLAC Incorporated
Columbus, Georgia

Gentlemen:

Re:  Registration Statement Form S-3

With respect to the subject registration statement dated November 21, 1996, we acknowledge our awareness of the use therein of our reports dated April 23, 1996, July 23, 1996 and October 22, 1996 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered a part of a registration statement prepared or certified by an accountant or reports prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                       Very truly yours,



                                       KPMG PEAT MARWICK LLP



Atlanta, Georgia
November 21, 1996


















                                 EXH 15-1